                                                                   EXHIBIT 10.34



                         CORSAIR COMMUNICATIONS, INC.


                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                             _____________________

                               October 30, 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Purchase and Sale of Stock .............................................  1
     1.1   Sale and Issuance of Series C Preferred Stock ....................  1
     1.2   Closing ..........................................................  1

2.   Representations and Warranties of the Company ..........................  1
     2.1   Organization, Good Standing and Qualification ....................  1
     2.2   Capitalization and Voting Rights .................................  2
     2.3   Subsidiaries .....................................................  2
     2.4   Authorization ....................................................  2
     2.5   Valid Issuance of Preferred and Common Stock .....................  3
     2.6   Governmental Consents ............................................  3
     2.7   Litigation .......................................................  3
     2.8   Compliance with Other Instruments ................................  4
     2.9   Agreements; Action ...............................................  4
     2.10  Related-Party Transactions .......................................  5
     2.11  Permits ..........................................................  5
     2.12  Disclosure .......................................................  5
     2.13  Minute Books .....................................................  5
     2.14  Labor Agreements and Actions .....................................  5
     2.15  Registration Rights ..............................................  6
     2.16  Returns and Complaints ...........................................  6
     2.17  Offering .........................................................  6
     2.18  Title to Property and Asset; Leases ..............................  6
     2.19  Financial Statements .............................................  6
     2.20  Changes ..........................................................  7
     2.21  Patents and Trademarks ...........................................  8
     2.22  Manufacturing and Marketing Rights ...............................  9
     2.23  Proprietary Information and Inventions Agreements ................  9
     2.24  Tax Returns, Payments, and Elections .............................  9
     2.25  Insurance ........................................................ 10
     2.26  Environmental and Safety Laws .................................... 10
     2.27  Section 83(b) Elections .......................................... 10

3.   Representations and Warranties of the Investor ......................... 10
     3.1   Authorization .................................................... 10
     3.2   Purchase Entirely for Own Account ................................ 10
     3.3   Disclosure of Information ........................................ 10
     3.4   Investment Experience ............................................ 11
     3.5   Accredited Investor .............................................. 11
     3.6   Restricted Securities ............................................ 11
     3.7   Further Limitations on Disposition ............................... 11
     3.8   Legends .......................................................... 12

                                      (i)

                                                                            Page
                                                                            ----
4.   California Commissioner of Corporations ................................ 12
     4.1   Corporate Securities Law ......................................... 12

5.   Conditions of Investor's Obligations at Closing ........................ 12
     5.1   Representations and Warranties ................................... 12
     5.2   Performance ...................................................... 13
     5.3   Compliance Certificate ........................................... 13
     5.4   Qualifications ................................................... 13
     5.5   Proceedings and Documents......................................... 13
     5.6   Opinion of Company Counsel........................................ 13
     5.7   Investors' Rights Agreement....................................... 13
     5.8   Directed Share Agreement.......................................... 13
     5.9   Management Information Rights Letters............................. 13

6.   Conditions of the Company's Obligations at Closing ..................... 13
     6.1   Representations and Warranties ................................... 13
     6.2   Payment of Purchase Price ........................................ 14
     6.3   Qualifications ................................................... 14

7.   Miscellaneous .......................................................... 14
     7.1   Survival of Warranties ........................................... 14
     7.2   Successors and Assigns ........................................... 14
     7.3   Governing Law .................................................... 14
     7.4   Counterparts ..................................................... 14
     7.5   Titles and Subtitles ............................................. 14
     7.6   Notices .......................................................... 14
     7.7   Finder's Fee ..................................................... 15
     7.8   Expenses ......................................................... 15
     7.9   Amendments and Waivers ........................................... 15
     7.10  Severability ..................................................... 15
     7.11  Aggregation of Stock ............................................. 15
     7.12  Entire Agreement ................................................. 16


     SCHEDULE A  -  Schedule of Investors
     EXHIBIT A   -  Certificate of Incorporation
     EXHIBIT B   -  Amended and Restated Investors' Rights Agreement
     EXHIBIT C   -  Directed Share Agreement
     EXHIBIT D   -  Management Information Rights Letters
     SCHEDULE OF EXCEPTIONS

                                     (ii)

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------



     THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of October, 1996, by and between Corsair Communications, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."
----------

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.
          --------------------------

          1.1  Sale and Issuance of Series C Preferred Stock.
               ---------------------------------------------

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A.
                                                            ---------

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series C Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon. Such purchase price
----------
shall be payable by Investor by delivery to Company by Investor of a check in the amount of the purchase price set forth opposite such Investor's name on Schedule A payable to the Company's order or by wire transfer of funds in such
----------
amount to the Company's designated bank account.

          1.2  Closing.  The purchase and sale of the Series C Preferred Stock
               -------
shall take place at the offices of Brobeck, Phleger & Harrison, 550 West "C" Street, Suite 1200, San Diego, California at 11:00 A.M., on October 30, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series C Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series C Preferred Stock which such Investor is purchasing against delivery to the Company by such Investor of the purchase price in the form as set forth above in Section 1.1(b).

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2  Capitalization and Voting Rights.  The authorized capital of the
               --------------------------------
Company consists, or will consist prior to the Closing, of:

                    (i)       Preferred Stock.  14,148,963 shares of Preferred
                              ---------------
Stock (the "Preferred Stock"), of which 8,120,000 shares have been designated Series A Preferred Stock all of which are issued and outstanding, 2,228,963 shares of which have been designated Series B Preferred Stock of which 1,992,104 shares are issued and outstanding, and 3,800,000 shares of which have been designated Series C Preferred Stock of which 3,637,273 shares will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series C Preferred Stock will be as stated in the Company's Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.
                                                ---------

                    (ii)      Common Stock.  20,000,000 shares of common stock
                              ------------
("Common Stock"), 173,729 of which are currently issued and outstanding.

                    (iii) Except for (A) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock to be issued under this Agreement, (B) the rights provided in
Section 2.4 of the Amended and Restated Investors' Rights Agreement of even date herewith by and among the Company and certain investors (the "Investors' Rights Agreement"), and (C) the rights provided in the Directed Share Agreement of even date herewith by and among the Company and certain investors (the "Directed Share Agreement"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock; provided that the Company has reserved 2,750,000 shares for issuance to employees, consultants or directors of the Company pursuant to equity incentive agreements approved by the Board of Directors. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3  Subsidiaries.  The Company does not presently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, the Directed Share Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, the Directed Share Agreement and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5  Valid Issuance of Preferred and Common Stock.  The Series C
               --------------------------------------------
Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Certificate of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series C Preferred Stock hereunder.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series C Preferred Stock hereunder.

          2.7  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or currently threatened against the Company which questions the validity of this Agreement, the Investors' Rights Agreement, the Directed Share Agreement or any Ancillary Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Directed Share Agreement or any Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.9  Agreements; Action.
               ------------------

               (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, the Directed Share Agreement and any Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) The Company is not a party to any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $100,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty
(30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $300,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          2.10 Related-Party Transactions. No employee, officer, or director of
               --------------------------
the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.11 Permits.  The Company has all franchises, permits, licenses, and
               -------
any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.12 Disclosure.  The Company has fully provided each Investor with
               ----------
all the information which such Investor has requested for deciding whether to purchase the Series C Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, the Directed Share Agreement and any Ancillary Agreements, nor any other statements, certificates or documents made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.13 Minute Books.  The minute books of the Company provided to the
               ------------
Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.14 Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.15 Registration Rights.  Except as provided in the Investors' Rights
               -------------------
Agreement, the Company is not obligated to register under the Securities Act of 1933 ("Securities Act") any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.16 Returns and Complaints.  The Company has received no customer
               ----------------------
complaints concerning alleged defects in the design of its products that, if true, would materially adversely affect the operations, financial condition or prospects of the Company.

          2.17 Offering.  Subject in part to the truth and accuracy of each
               --------
Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series C Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.18 Title to Property and Assets; Leases.  Except (a) as reflected in
               ------------------------------------
the Financial Statements (defined in Section 2.19), (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(e) for minor defects in title, none of which, individually or in the aggregate materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(a)-(e) above.

          2.19 Financial Statements.  The Company has delivered to each Investor
               --------------------
its unaudited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for the nine-month period ended September 30, 1996 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1996 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition, operating results or prospects of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.20 Changes.  To the best of the Company's knowledge, since September
               -------
30, 1996, there has not been:

               (a) Any change in the assets, liabilities, financial condition, operating results or prospects of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) Any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) Any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) Any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder;

               (g) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) Any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (i) Receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (j) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) Any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (m) Any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

               (n) Any agreement or commitment by the Company to do any of the things described in this Section 2.20.

          2.21 Patents and Trademarks.  To the best of its knowledge (but
               ----------------------
without having conducted any special investigation or patent search) the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in
Section 2.23 below, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.
The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity nor is the Company aware of any basis therefor. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.22 Manufacturing and Marketing Rights.  The Company has not granted
               ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person, and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          2.23 Proprietary Information and Inventions Agreements.  Each employee
               -------------------------------------------------
and officer of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms that have been delivered to special counsel for the Investors.

          2.24 Tax Returns, Payments, and Elections.  The Company has filed all
               ------------------------------------
tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.25 Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability insurance in amounts customary for companies similarly situated.

          2.26 Environmental and Safety Laws.  To the best of its knowledge, the
               -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.27 Section 83(b) Elections.  To the best of the Company's knowledge,
               -----------------------
all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

     3.   Representations and Warranties of the Investor.  Each Investor hereby
          ----------------------------------------------
represents and warrants that:

          3.1  Authorization.  This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series C Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

          3.3  Disclosure of Information.  It believes it has received all the
               -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Series C Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4  Investment Experience.  It is an investor in securities of
               ---------------------
companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock.

          3.5  Accredited Investor.  It is an "accredited investor" within the
               -------------------
meaning of SEC Rule 501 of Regulation D, as presently in effect. If other than an individual, Investor also represents either (a) it has not been organized for the purpose of acquiring the Series C Preferred Stock or (b) if it has been organized for the purpose of acquiring the Series C Preferred Stock, that all the equity owners of such entity are accredited investors.

          3.6  Restricted Securities.  It understands that the shares of Series
               ---------------------
C Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series C Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.7, provided and to the extent such section is then applicable, the Investors' Rights Agreement, and any applicable Ancillary Agreement and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or to an affiliate (as such term is defined in SEC Rule 405) of such partnership, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          3.8  Legends.  It is understood that the certificates evidencing the
               -------
Series C Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required by the laws of the State of Delaware or California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Corporations Code of California.

     4.   California Commissioner of Corporations.
          ---------------------------------------

          4.1  Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE
               ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5.   Conditions of Investor's Obligations at Closing.  The obligations of
          -----------------------------------------------
each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3  Compliance Certificate.  The President of the Company shall
               ----------------------
deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since September 30, 1996.

          5.4  Qualifications.  The Commissioner of Corporations of the State of
               --------------
California shall have issued a permit qualifying the offer and sale of the Series C Preferred Stock and the underlying Common Stock to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification.

          5.5  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          5.6  Opinion of Company Counsel.  Each Investor shall have received
               --------------------------
from Brobeck, Phleger & Harrison, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to special counsel to the Investors.

          5.7  Investors' Rights Agreement.  The Company and each Investor shall
               ---------------------------
have entered into the Investors' Rights Agreement, in the form attached hereto as Exhibit B.
   ---------

          5.8  Directed Share Agreement.  The Company and each Investor shall
               ------------------------
have entered into the Directed Share Agreement, in the form attached hereto as

Exhibit C.
---------

          5.9  Management Information Rights Letters.  The Company shall have
               -------------------------------------
delivered letters in the forms attached hereto as Exhibit D to Technology
                                                  ---------
Crossover Ventures, L.P. and Technology Crossover Ventures, C.V., T. Rowe Price Threshold Fund III, L.P., and UST Private Equity Investors Fund, Inc. granting certain rights to obtain information about the Company.

     6.   Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  Payment of Purchase Price.  The Investor shall have delivered the
               -------------------------
purchase price specified in Section 1.2.

          6.3  Qualifications.  The Commissioner of Corporations of the State of
               --------------
California shall have issued a permit qualifying the offer and sale to the Investor of the Series C Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification.

     7.   Miscellaneous.
          -------------

          7.1  Survival of Warranties.  The warranties, representations and
               ----------------------
covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          7.2  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series C Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.7  Finder's Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8  Expenses.  Irrespective of whether the Closing is effected, the
               --------
Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors (not to exceed $15,000) and shall, upon receipt of a bill therefor, reimburse the out of pocket expenses of such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Amended and Restated Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued pursuant hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

          7.10 Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 Aggregation of Stock.  All shares of the Series C Preferred Stock
               --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.12 Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CORSAIR COMMUNICATIONS, INC., a Delaware corporation


                              By: /s/ Mary Ann Byrnes
                                  ------------------------------------
                                  Mary Ann Byrnes, President

                    Address:  3408 Hillview Avenue
                              Palo Alto, CA  94304


                              INVESTORS:

                              UST PRIVATE EQUITY INVESTORS FUND, INC.


                              By: /s/ illegible
                                  ------------------------------------
                              Title: President & CEO
                                     ---------------------------------

                    Address:  114 West 47th Street
                              New York, NY  10036-1532


                              TECHNOLOGY CROSSOVER VENTURES, L.P.


                              By: /s/ Robert C. Bensky
                                  ------------------------------------
                              Title: Chief Financial Officer
                                     ---------------------------------
                              Technology Crossover Management, L.L.C.
                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301
                              Attn:  Richard Kimball

                              101 Eisenhower Parkway
                              Roseland, NJ  07068
                              Attn:  Robert Bensky


                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                       TECHNOLOGY CROSSOVER VENTURES, C.V.


                       By: /s/ Robert C. Bensky
                           -------------------------------------
                       Title: Chief Financial Officer
                              ----------------------------------
                       Technology Crossover Management, L.L.C.
             Address:  575 High Street, Suite 400
                       Palo Alto, CA  94301
                       Attn:  Richard Kimball

                       101 Eisenhower Parkway
                       Roseland, NJ  07068
                       Attn:  Robert Bensky


                       ORCHID & CO., Nominee for
                       T. Rowe Price Threshold Fund III, L.P.

                       By:   T. ROWE PRICE THRESHOLD
                             FUND ASSOCIATES, INC.,
                             General Partner


                             By: /s/ illegible
                                 -------------------------------
                             Title: Vice President of Gen. Par.
                                    ----------------------------

             Address:  100 East Pratt Street
                       Baltimore, MD  21202


                       INTEGRAL CAPITAL PARTNERS II, L.P.

                       By:  Integral Capital Management II, L.P.
                       Its: General Partner


                            By: /s/ illegible
                                --------------------------------
                                         General Partner

             Address:  2750 Sand Hill Road
                       Menlo Park, CA 94025


                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                           INTEGRAL CAPITAL PARTNERS
                           INTERNATIONAL II, C.V.

                           By:  Integral Capital Management II,L.P.
                           Its: Investment General Partner

                                By: /s/ illegible
                                    ---------------------------------
                                          General Partner

                 Address:  2750 Sand Hill Road
                           Menlo Park, CA  94025


                           COLUMBIA CAPITAL INVESTMENTS, LLC


                           By: /s/ Phil Herget
                               --------------------------------------
                           Title: Manager
                                  -----------------------------------

                 Address:  201 N. Union Street, Suite 300
                           Alexandria, VA  22314


                           SPINNAKER TECHNOLOGY FUND, L.P.
                           By:  Soundview Asset Management
                                General Partner

                           By: /s/ Lawrence A. Bowman
                               --------------------------------------
                               Title: President
                                      -------------------------------

                 Address:  22 Gatehouse Road
                           P. O. Box 110236
                           Stamford, CT  06911-0236

                           KLEINER PERKINS CAUFIELD & BYERS VII, L.P.


                           By: /s/ Kevin Compton
                               --------------------------------------
                           Title: Partner
                                  -----------------------------------

                 Address:  2750 Sand Hill Road
                           Menlo Park, CA  94025

                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                              KPCB INFORMATION SCIENCES
                              ZAIBATSU FUND II, L.P.


                              By: /s/ Kevin Compton
                                  --------------------------------
                              Title: Partner
                                     -----------------------------

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                              ACCEL IV L.P.

                              By:   Accel IV Associates, L.P.
                              Its:  General Partner


                              By: /s/ G. Carter Sednaoui
                                      ----------------------------
                                             General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              ACCEL INVESTORS '95 L.P.


                              By: /s/ G. Carter Sednaoui
                                  --------------------------------
                                          General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui



                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                              ACCEL KEIRETSU L.P.

                              By:   Accel Partners & Co. Inc.
                              Its:  General Partner


                                    By: /s/ G. Carter Sednaoui
                                        ---------------------------
                                    Title: CFO
                                           ------------------------

                   Address:   c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              ELLMORE C. PATTERSON PARTNERS


                              By: /s/ illegible
                                  ---------------------------------
                                          General Partner

                   Address:   c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              NORWEST EQUITY PARTNERS V, a Minnesota Limited Liability Partnership

                              By:   Itasca Partners V, L.L.P.
                              Its:  General Partner


                                    By: /s/ Promod Haque
                                        ---------------------------
                                    Title: Partner
                                           ------------------------

                   Address:   245 Lytton Avenue, Suite 250
                              Palo Alto, CA  94301-1426



                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                            SEVIN ROSEN FUND IV L.P.

                            By:  SRB Associates IV L.P.
                            Its: General Partner

                                 By: /s/ John Jaggers
                                     ---------------------------
                                          General Partner

                  Address:  Two Galleria Tower
                            13455 Noel Road, Suite 1670
                            Dallas, TX  75240

                            ANDBACH VENTURES VI, L.P.
                            By:  Andbach Capital Partners
                            Its: General Partner

                            By: /s/ illegible
                                --------------------------------
                            Title: Its Managing Partner
                                     ---------------------------

                  Address:  803 N. Church Street
                            Rockford, IL  61103


SOUNDVIEW FINANCIAL GROUP, GATEHOUSE PARTNERS, LLC
INC.

By:  /s/ Kenny Tyler
Title:  VP Finance            By: /s/ Kenny Tyler
                                  -------------------------------
22 Gatehouse Road             Title: Financial Manager
                                     -----------------------------
Stanford, CT 06902

                   Address:   22 Gatehouse Road
                              Stanford, CT 06902

                              NEEDHAM CAPITAL SBIC, L.P.

                              By:  Needham Capital Management Partners, L.P.

                              Its: __________________________________________

                                   By: /s/ John Michaelson
                                       --------------------------------------
                                   Title:____________________________________

                   Address:   445 Park Avenue, Third Floor
                              New York, NY  10022

                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                              NEEDHAM CAPITAL PARTNERS, L.P.


                              By: /s/ John Michaelson
                                  ----------------------------------
                              Title:________________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                              NEEDHAM EMERGING GROWTH PARTNERS


                              By: /s/ John Michaelson
                                  -----------------------------------
                              Title:_________________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                              HAMBRECHT & QUIST CALIFORNIA, a California corporation

                              By: /s/ illegible
                                  -----------------------------------
                              Title: CFO
                                     --------------------------------

                    Address:  One Bush Street
                              San Francisco, CA  94144


                              /s/ Eugene Eidenberg
                              ---------------------------------------
                              EUGENE EIDENBERG

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                              /s/ Christopher Sheeline
                              -----------------------------------------
                              CHRISTOPHER SHEELINE

               Address:       c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144


                              /s/ Rakesh Sood
                              -----------------------------------------
                              RAKESH SOOD

               Address:       c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144


                              _________________________________________
                              JAMES ZANZE

               Address:       c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144


                              COMDISCO, INC.


                              By: /s/ Jill C. Hanses
                                  --------------------------------------
                              Title: Assistant Vice President
                                     -----------------------------------

               Address:       6111 North River Road
                              Rosemont, IL  60018



                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                              DAVID H. RING CHARITABLE
                              REMAINDER UNITRUST UTA Dated 5/20/96


                              By: /s/ David H. Ring, Trustee
                                  -------------------------------------
                                        David H. Ring, Trustee

                    Address:  4140 23rd Street
                              San Francisco, CA  94114


                              TRAILHEAD VENTURES, L.P.


                              By: /s/ illegible
                                  -------------------------------------
                              Title: General Partner
                                     ----------------------------------

                    Address:  5949 Sherry Lane, Suite 1450
                              Dallas, TX  75225


                              UMB BANK, N.A., as Trustee for Brobeck,
                              Phleger & Harrison Retirement Savings Trust
                              F/B/O John A.Denniston


                              By: /s/ illegible
                                  -------------------------------------
                              Title: Assistant Trust Officer
                                     ----------------------------------

                    Address:  UMB Bank, N.A.
                              P. O. Box 419692
                              Kansas City, MO  64141-6692



                              /s/ Michael S. Kagnoff
                              -----------------------------------------
                              MICHAEL S. KAGNOFF

                    Address:  8121 Camino Del Sol
                              La Jolla, CA  92307


                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                              /s/ Kevin J. McQuillan
                              ------------------------------------
                              KEVIN J. McQUILLAN

               Address:       345 Cervantes Road
                              Portola Valley, CA  94028



                              /s/ Jennifer Gill Roberts
                              ------------------------------------
                              JENNIFER GILL ROBERTS

               Address:       550 Lytton Avenue, Suite 200
                              Palo Alto, CA  94301



                              /s/ Steven P. Bird
                              ------------------------------------
                              STEVEN P. BIRD

               Address:       c/o Comdisco, Inc.
                              3000 Sand Hill Road
                              Bld. 1, Suite 290
                              Menlo Park, CA 94025



                              [SIGNATURE PAGE TO
                 SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

                                  SCHEDULE A

                             SCHEDULE OF INVESTORS
                             ---------------------

                                                                      Cash Purchase       No. of
                                Name                                      Price           Shares
--------------------------------------------------------------------  --------------     ---------
Kleiner Perkins Caufield & Byers VII, L.P.                            $   975,001.50       177,273
KPCB Information Sciences Zaibatsu Fund II, L.P.                      $    24,997.50         4,545
Sevin-Rosen Fund IV L.P.                                              $   499,999.50        90,909
UST Private Equity Investors Fund, Inc.                               $ 3,000,002.50       545,455
Orchid and Co., nominee for T. Rowe Price Threshold Fund III, L.P.    $ 3,000,002.50       545,455
Spinnaker Technology Fund, L.P.                                       $ 1,999,998.00       363,636
Andbach Ventures VI, L.P.                                             $   499,999.50        90,909
Trailhead Ventures, L.P.                                              $   999,999.00       181,818
Hambrecht & Quist California                                          $   205,001.50        37,273
Eugene Eidenberg                                                      $    14,998.50         2,727
Christopher Sheeline                                                  $    14,998.50         2,727
Rakesh Sood                                                           $     9,999.00         1,818
James Zanze                                                           $     4,999.50           909
Soundview Financial Group, Inc.                                       $   100,001.00        18,182
Gatehouse Partners, LLC                                               $   150,001.50        27,273
Columbia Capital Investments, LLC                                     $   999,999.00       181,818
Norwest Equity Partners V                                             $ 1,709,999.50       310,909
Accel IV L.P.                                                         $   915,997.50       166,545
Accel Investors '95 L.P.                                              $    42,999.00         7,818
Accel Keiretsu L.P.                                                   $    19,002.50         3,455
Ellmore C. Patterson Partners                                         $    22,000.00         4,000
Needham Capital SBIC, L.P.                                            $    74,998.00        13,636
Needham Capital Partners, L.P.                                        $   175,004.50        31,819
Needham Emerging Growth Partners                                      $   250,002.50        45,455
Technology Crossover Ventures, L.P.                                   $ 1,853,236.00       336,952
Technology Crossover Ventures, C.V.                                   $   146,762.00        26,684
Integral Capital Partners II, L.P.                                    $ 1,472,625.00       267,750
Integral Capital Partners International II, C.V.                      $   527,373.00        95,886
David H. Ring Charitable Remainder Unitrust UTA Dated 5/20/96         $    50,000.50         9,091
Comdisco Inc.                                                         $   200,002.00        36,364

                                                                      Cash Purchase          No. of
                                Name                                      Price              Shares
--------------------------------------------------------------------  --------------     -------------
UMB Bank, N.A., as Trustee for Brobeck, Phleger & Harrison            $     9,999.00         1,818
Retirement Savings Trust F/B/O John A. Denniston
Michael S. Kagnoff                                                    $     9,999.00         1,818
Kevin J. McQuillan                                                    $     9,999.00         1,818
Jennifer Gill Roberts                                                 $     9,999.00         1,818
Steve Bird                                                            $     4,999.50           909
          CLOSING TOTALS:                                             $20,004,996.00     3,637,272

                                 Schedule A-2

                                   EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                       OF CORSAIR COMMUNICATIONS, INC.,
                            a Delaware corporation


     Corsair Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Corsair Communications, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 5, 1994 and was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on January 25, 1995. An amended and restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 26, 1995 and was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on December 18, 1995.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation was adopted by the corporation's Board of Directors and stockholders, the stockholders of the corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of at least a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation.

     3. The Certificate of Incorporation of the corporation is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

     The name of this corporation is Corsair Communications, Inc.

                                  ARTICLE II

     The address of this corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                  ARTICLE IV

     A.   Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty-Four Million One Hundred Forty-Eight Thousand Nine Hundred Sixty Three (34,148,963) shares. Twenty Million (20,000,000) shares shall be Common Stock, $.001 par value per share, and Fourteen Million One Hundred Forty-Eight Thousand Nine Hundred Sixty Three (14,148,963) shares shall be Preferred Stock, $.001 par value per share, of which Eight Million One Hundred Twenty Thousand (8,120,000) shares shall be Series A Preferred Stock, Two Million Two Hundred Twenty-Eight Thousand Nine Hundred Sixty Three (2,228,963) shares shall be Series B Preferred Stock and Three Million Eight Hundred Thousand (3,800,000) shares shall be Series C Preferred Stock.

     B.   Rights, Preferences and Restrictions of Preferred Stock.  The rights,
          -------------------------------------------------------
preferences, restrictions and other matters relating to the Preferred Stock are as follows:

          1.   Dividend Provisions.
               -------------------

               a. The holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.10 per share of Series A Preferred Stock per annum, $0.22 per share of Series B Preferred Stock per annum, and $0.275 per share of Series C Preferred Stock per annum (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No cash dividend shall be declared or paid with respect to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth above, is declared and paid with respect to Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

               b. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each case the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were the holders of the number of shares of Common Stock of this corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

          2.   Liquidation Preference.
               ----------------------

               a. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.50 for each outstanding share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series C Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such shares of Series C Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of Series C Preferred Stock in proportion to the amount of such stock owned by each such holder.

               b. After the distribution described in subsection (a) above has been paid, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $2.00 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series A Issue Price"), (ii) $4.43 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series B Issue Price"), and (iii) an amount equal to declared but unpaid dividends on such shares of Series A Preferred Stock or Series B Preferred Stock as applicable. If upon the occurrence of such event, and after the distribution described in subsection (a) above has been paid, the assets and funds thus distributed among the holders of Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder.

               c. After the distributions described in subsections (a) and (b) above have been paid, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock).

               d. A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (excluding the issuance of shares of Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement, the issuance of Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreement and the issuance of Series C Preferred Stock pursuant to the Series C Preferred Stock Purchase Agreement), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

          3.   Conversion.  The holders of the Series A Preferred Stock, Series
               ----------
B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               a.   Right to Convert.
                    ----------------

                    (i) Subject to subsection (c), each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the particular series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Original Series A Issue Price for each share of Series A Preferred Stock, (B) the Original Series B Issue Price for each share of Series B Preferred Stock and
(C) the Original Series C Issue Price for each share of Series C Preferred Stock, plus all declared but unpaid dividends thereon for each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price and the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

               (ii) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which was not less than $10.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and $15,000,000 in the aggregate or (B) the date upon which the corporation obtains the written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock voting together as a single class on an as converted basis.

               (iii) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which was not less than $10.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and $15,000,000 in the aggregate or (B) the date upon which the corporation obtains the written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock.

          b.   Mechanics of Conversion. Before any holder of Series A Preferred
               -----------------------
Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the

Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock until immediately prior to the closing of such sale of securities.

               c.   Conversion Price Adjustments of Preferred Stock.  The
                    -----------------------------------------------
Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)  A.   If the corporation shall issue any Additional
Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock, the Conversion Price for the Series B Preferred Stock or the Conversion Price for the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                              (x)  an amount equal to the sum of

                                   (1)  the aggregate purchase price of the
          shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock sold pursuant to the applicable agreements pursuant to which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, are first issued (the "Stock Purchase Agreements"), plus

                                   (2)  the aggregate consideration, if any,
          received by the corporation for all Additional Stock issued on or after the dates of the applicable Stock Purchase Agreements (the "Purchase Date") other than shares of Common Stock issued or issuable with respect to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                              (y)  an amount equal to the sum of

                                   (1)  the aggregate purchase price of the
          shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock sold pursuant to the applicable Stock Purchase Agreements divided by the applicable Conversion Price for such shares in effect at the applicable Purchase Date (or such higher or lower Conversion Price for such series as results from the application of subsections 3(c)(iii) and (iv) and assuming that this Certificate was in effect as of the applicable Purchase Date) plus

                                   (2)  the number of shares of Additional Stock
          issued since the applicable Purchase Date (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subsections 3(c)(iii) and (iv)).

                         B.   No adjustment of the Conversion Price for the
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         C.   In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         D.   In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         E.   In the case of the issuance (whether before, on or
after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                              1. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)).

                              3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable, and to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(E)(3) or (4).

                   (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation before, on or after the applicable Purchase Date other than

                         A. shares of Common Stock issued pursuant to a transaction described in subsection 3(c)(iii) hereof,

                         B. shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock,

                         C. shares of Common Stock issuable or issued to employees, consultants, or directors of this corporation directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this corporation,

                         D. shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering,

                         E. shares of Series B Preferred Stock issued or issuable to Comdisco, Inc. pursuant to Warrants dated August 31, 1995, July 31, 1996, and August 5, 1996, or

                         F. shares of Series B Preferred Stock issued or issuable to MMC/GATX PARTNERSHIP NO. 1 pursuant to a Warrant dated July 31, 1996.

                  (iii) In the event the corporation should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series A Preferred Stock, Series B

Preferred Stock and Series C Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                   (iv) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               d.   Other Distributions.  In the event this corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(iii), then, in each such case for the purpose of this subsection 3(d), the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               e.   Recapitalizations.  If at any time or from time to time
                    -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision or a combination provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               f.   No Impairment.  This corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

               g.   No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. The number of shares of Common Stock issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the holder is at the time converting into Common Stock.

                   (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

               h.   Notices of Record Date.  In the event of any taking by this
                    ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               i.   Reservation of Stock Issuable Upon Conversion.  This
                    ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               j.   Notices.  Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          4.   Voting Rights.
               -------------

               a.   General Voting Rights.  The holder of each share of
                    ---------------------
Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote; except for the election of directors.

               b.   Election of Directors.  The authorized number of
                    ---------------------
directors of this Corporation shall be seven (7). Notwithstanding 4(a) above, the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect four (4) directors of the corporation; and the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class on an as converted basis, shall be entitled to elect three (3) directors of the corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of Series A Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock then outstanding, on an as converted basis, shall constitute a quorum of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class on an as converted basis. A vacancy in any directorship elected by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock; and a vacancy in any directorship elected by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock voting together shall be filled only by the vote of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock voting together as provided above.

          5.   Protective Provisions.
               ---------------------

               a.   Preferred Stock.  So long as shares of Series A Preferred
                    ---------------
Stock, Series B Preferred Stock and/or Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as converted basis:

                    i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of;

                   ii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                  iii) increase the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock;

                   iv) create any new class or series of stock or any other securities convertible into equity securities of the corporation (i) having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock with respect to voting, dividends, conversion rights or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock under this Section 5;

                    v)   pay any dividend to the holders of Common Stock; or

                   vi)   change the authorized number of directors from seven
(7).

               b.  Series C Preferred Stock.  So long as shares of Series C
                   ------------------------
Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to adversely affect the shares or the holders thereof.

     C.   Common Stock.
          ------------

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon the liquidation, dissolution or winding
               ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                   ARTICLE V

     A.   Exculpation.  A director of the Corporation shall not be personally
          -----------
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     B.   Indemnification.  To the extent permitted by applicable law, this
          ---------------
Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

     C.   Effect of Repeal or Modification.  Any repeal or modification of any
          --------------------------------
of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.


                                  ARTICLE VI

     The corporation shall have a perpetual existence.


                                  ARTICLE VII

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter, amend, rescind or repeal the Bylaws of the corporation.



                                 ARTICLE VIII

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.



                                  ARTICLE IX

     The corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Amended and Restated Certificate of Incorporation has been signed under the seal of this corporation as of this 28th day of October, 1996.


                              CORSAIR COMMUNICATIONS, INC.



                              By: _____________________________________________
                                 Mary Ann Byrnes, President



ATTEST:



_____________________________
Martin Silver, Secretary

                                   EXHIBIT B

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
               ------------------------------------------------

                         CORSAIR COMMUNICATIONS, INC.

                             AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                                 _____________

                               October 30, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
1.    Registration Rights.....................................     1
      1.1   Definitions                                            1
      1.2   Request for Registration..........................     2
      1.3   Company Registration..............................     3
      1.4   Obligations of the Company........................     4
      1.5   Furnish Information...............................     5
      1.6   Expenses of Demand Registration...................     5
      1.7   Expenses of Company Registration..................     6
      1.8   Underwriting Requirements.........................     6
      1.9   Delay of Registration.............................     6
      1.10  Indemnification...................................     7
      1.11  Reports Under Securities Exchange Act of 1934.....     9
      1.12  Form S-3 Registration.............................     9
      1.13  Assignment of Registration Rights.................    10
      1.14  Limitations on Subsequent Registration Rights.....    11
      1.15  "Market Stand-Off" Agreement......................    11
      1.16  Termination of Registration Rights................    12

2.    Covenants of the Company................................    12
      2.1   Delivery of Financial Statements..................    12
      2.2   Inspection........................................    13
      2.3   Termination of Information and Inspection
             Covenants........................................    13
      2.4   Right of First Offer..............................    13
      2.5   Management Stock..................................    15

3.    Miscellaneous...........................................    15
      3.1   Successors and Assigns............................    15
      3.2   Governing Law.....................................    16
      3.3   Counterparts......................................    16
      3.4   Titles and Subtitles..............................    16
      3.5   Notices...........................................    16
      3.6   Expenses..........................................    16
      3.7   Amendments and Waivers............................    16
      3.8   Severability......................................    16
      3.9   Aggregation of Stock..............................    17
      3.10  Entire Agreement..................................    17

                                      (i)

                             AMENDED AND RESTATED
                             --------------------
                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------



     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT ("Agreement"), dated as of October 30, 1996, is among Corsair Communications, Inc., a Delaware corporation (the "Company"), and the investors listed on the signature page, each of which is herein referred to as an "Investor."

     WHEREAS, the Company and certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Agreement");

     WHEREAS, certain of the Investors are presently holders of the Company's Series A Preferred Stock and/or Series B Preferred Stock and pursuant thereto have entered into an Investors' Rights Agreement with the Company dated December 10, 1994, as previously amended (the "Rights Agreement"); and

     WHEREAS, in order to induce the Company to enter into the Series C Agreement and to induce certain Investors to invest funds in the Company pursuant to the Series C Agreement, all the Investors and the Company wish to amend and restate the Rights Agreement so that this Agreement will govern the rights of all the Investors to cause the Company to register shares of the Company's common stock ("Common Stock") issuable to any Investors upon conversion of their respective shares of the Company's Preferred Stock, and certain other matters as set forth in this Agreement.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights.  The Company covenants and agrees as follows:
          -------------------

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a)  The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (c) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred

Stock or Series C Preferred Stock (or the Common Stock issued upon conversion thereof), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned;

               (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof; and

               (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          1.2  Request for Registration.
               ------------------------

               (a) If the Company shall receive at any time after the earlier of (i) December 10, 1998 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least thirty-three percent (33%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act where the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $2,500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable

Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information.
               -------------------

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonable and necessary to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 1.2 or Section 1.12 whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7  Expenses of Company Registration.  The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers and directors and general partners, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the proceeds (net of underwriting discount but before deducting expenses) received by such Holder from the offering.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.  In case the Company shall receive from a
               ---------------------
Holder, or Holders, a written request, or requests, that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the anticipated aggregate offering price to the public, net of underwriting discounts and commissions, would exceed $1,000,000, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
(3) if any Holder or Holders have requested a registration pursuant to this
Section 1.12 two or more times during the current calendar year in which such request is made, or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are (a) partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or (b) affiliates of such partnership (as such term is defined in SEC Rule 405) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 Limitations on Subsequent Registration Rights.  From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
               ----------------------------
during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

               (c) such market stand-off time period shall not exceed 180 days, provided, however, that the market stand-off time period shall expire immediately upon the underwriters of the Company's initial public offering providing any discretionary waiver or termination of the restrictions contained in the lock-up agreements between the underwriters and the officers, directors and stockholders without waiving or terminating such restrictions, on a pro rata basis, as to all persons subject to such lock-up agreements.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16 Termination of Registration Rights.  No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

     2.   Covenants of the Company.
          ------------------------

          2.1  Delivery of Financial Statements.  The Company shall deliver to
               --------------------------------
each Investor:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b)  as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

               (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial

Officer or President of the Company and certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2  Inspection.  The Company shall permit each Investor, at such
               ----------
Investor's expense, as the case may be, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Information and Inspection Covenants.  The
               ---------------------------------------------------
covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this
Section 2.4, a Major Investor shall mean (a) any Investor who holds at least (i) 10% of the original investment such Investor made in the Company pursuant to that certain Series A Preferred Stock Purchase Agreement dated December 10, 1994 (the "Series A Agreement"), (ii) 10% of the original investment such Investor made in the Company pursuant to that certain Series B Preferred Stock Purchase Agreement dated October 31, 1995 (the "Series B Agreement"), or (iii) 10% of the original investment such Investor makes in the Company pursuant to the Series C Agreement and (b) any person who acquired or will acquire at least (i) 10% of the Series A Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Series A Agreement, (ii) 10% of the Series B Preferred Stock (or Common Stock issued upon conversion thereof) issued pursuant to the Series B Agreement or (iii) 10% of the Series C Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Series C Agreement. For purposes of this Section 2.4, an Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within 20 calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.4 shall not be applicable: (i) to the issuance or sale of common stock (or options therefor) to employees, consultants and directors, directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this Company, provided each employee executes an agreement containing the provisions set forth in Section 2.5(b) hereof, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $15,000,000 in the aggregate, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes.

          2.5  Management Stock.
               ----------------

               (a)  Employee Reserve. A pool of 2,750,000 shares of the
                    ----------------
Company's Common Stock shall be reserved for purchase or incentive grants to employees, consultants, directors or officers under those incentive and non-qualified stock purchase or stock option plans or agreements ("Employee Reserve").

               (b)  Vesting and Restrictions on Transfer.  The shares or options
                    ------------------------------------
issued from the Employee Reserve provided for in Section 2.5 shall vest following the grant or issuance of such shares or options, as follows: 25% shall vest after an initial 12-month cliff period and the remainder shall vest in equal monthly installments over the next thirty-six (36) months following the cliff period, as approved by the Company's Board of Directors. The Company shall have a repurchase option at cost with respect to unvested shares.
Unvested shares may not be transferred. The Company shall have a right of first refusal on vested shares until such time that the Company consummates an initial public offering. The shares shall be subject to a market stand-off agreement for a period of up to 180 days in connection with stock offerings by the Company.

     3.   Miscellaneous.
          -------------

          3.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, provided, however, that any amendment or waiver of any term of this Agreement that would adversely affect the rights, preferences or privileges of the holders of the Series C Preferred Stock (or the Common Stock issued upon conversion thereof) in a manner quantitatively disproportionately or qualitatively dissimilar to the effect on the rights, preferences or privileges of the holders of other Registrable Securities shall require the written consent of the holders of a majority of the Series C Preferred Stock (on an as-converted basis) and any Common Stock issued upon conversion thereof then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this

Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 Entire Agreement.  This Agreement (including the Exhibits hereto,
               ----------------
if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CORSAIR COMMUNICATIONS, INC., a Delaware corporation


                              By:______________________________________
                                   Mary Ann Byrnes, President

                    Address:  3408 Hillview Avenue
                              Palo Alto, CA  94304


                              INVESTORS:

                              KLEINER PERKINS CAUFIELD & BYERS VII, L.P.


                              By:______________________________________
                              Title:___________________________________

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                              SEVIN ROSEN FUND IV L.P.

                              By:   SRB Associates IV L.P.
                              Its:  General Partner


                                    By:________________________________
                                         General Partner

                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, TX  75240



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              SEVIN ROSEN BAYLESS MANAGEMENT COMPANY


                              By:______________________________________
                              Title:___________________________________

                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, TX  75240


                              NORWEST EQUITY PARTNERS IV, a
                              Minnesota Limited Partnership

                              By:   Itasca Partners
                              Its:  General Partner


                                    By:________________________________
                                    Title:   Partner

                    Address:  245 Lytton Avenue, Suite 250
                              Palo Alto, CA  94301


                              NORWEST EQUITY PARTNERS, V, a Minnesota Limited Liability Partnership

                              By:   Itasca Partners V, L.L.P.
                              Its:  General Partner


                                    By:________________________________
                                    Title:   Partner

                    Address:  245 Lytton Avenue, Suite 250
                              Palo Alto, CA  94301



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              NEEDHAM CAPITAL SBIC, L.P.

                              By:   Needham Capital Management Partners, L.P.
                              Its:  ____________________________________________


                                    By:_________________________________________
                                    Title:______________________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                              NEEDHAM CAPITAL PARTNERS, L.P.


                              By:_______________________________________________
                              Title:____________________________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                              NEEDHAM EMERGING GROWTH PARTNERS


                              By:_______________________________________________
                              Title:____________________________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              ACCEL IV L.P.

                              By:   Accel IV Associates L.P.
                              Its:  General Partner


                                    By:_________________________________________
                                          General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              ACCEL INVESTORS '95 L.P.


                              By:_______________________________________________
                                    General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              ACCEL KEIRETSU L.P.

                              By:   Accel Partners & Co. Inc.
                              Its:  General Partner


                                    By:_________________________________________
                                    Title:______________________________________

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              ELLMORE C. PATTERSON PARTNERS


                              By:______________________________________
                                     General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              TECHNOLOGY CROSSOVER VENTURES, L.P.


                              By:______________________________________
                              Title:___________________________________

                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301
                              Attn:  Richard Kimball

                              101 Eisenhower Parkway
                              Roseland, NJ  07068
                              Attn:  Robert Bensky


                              TECHNOLOGY CROSSOVER VENTURES, C.V.


                              By:______________________________________
                              Title:___________________________________

                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                      INTEGRAL CAPITAL PARTNERS II, L.P.

                              By:   Integral Capital Management II, L.P.
                              Its:  General Partner

                                    By:________________________________
                                          General Partner

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                              INTEGRAL CAPITAL PARTNERS INTERNATIONAL II, C.V.

                              By:   Integral Capital Management II, L.P.
                              Its:  Investment General Partner

                                    By:________________________________
                                           General Partner

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                              KPCB INFORMATION SCIENCES ZAIBATSU FUND II, L.P.

                              By:______________________________________
                              Title:___________________________________

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025

                              DAVID H. RING CHARITABLE
                              REMAINDER UNITRUST UTA Dated 5/20/96

                              By:______________________________________
                                     David H. Ring, Trustee

                    Address:  4140 23rd Street
                              San Francisco, CA  94114

                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                              UST PRIVATE EQUITY INVESTORS FUND, INC.


                              By:______________________________________
                              Title:___________________________________

                    Address:  114 West 47th Street
                              New York, NY  10036-1532


                              ORCHID AND CO., Nominee for
                              T. Rowe Price Threshold Fund III, L.P.

                              By:   T. ROWE PRICE THRESHOLD FUND ASSOCIATES,
                                    INC.,
                                    General Partner

                                    By:________________________________
                                    Title:_____________________________

                    Address:  100 East Pratt Street
                              Baltimore, MD  21202


                              COLUMBIA CAPITAL INVESTMENTS, LLC

                              By:______________________________________
                              Title:___________________________________

                    Address:  201 N. Union Street, Suite 300
                              Alexandria, VA  22314


                              SPINNAKER FUND


                              By:______________________________________
                              Title:___________________________________

                    Address:  22 Gatehouse Road
                              P. O. Box 110236
                              Stamford, CT  06911-0236

                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              ANDBACH VENTURES VI, L.P.


                              By:______________________________________
                              Title:___________________________________

                    Address:  803 N. Church Street
                              Rockford, IL  61103


                              TRAILHEAD VENTURES, L.P.


                              By:______________________________________
                              Title:___________________________________

                    Address:  5949 Sherry Lane, Suite 1450
                              Dallas, TX  75225


                              SOUNDVIEW PARTNERS


                              By:______________________________________
                              Title:___________________________________

                    Address:  Two Embarcadero Center
                              Suite 1655
                              San Francisco, CA  94111


                              HAMBRECHT & QUIST CALIFORNIA, a California corporation


                              By:______________________________________
                              Title:___________________________________

                    Address:  One Bush Street
                              San Francisco, CA  94144



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              _________________________________________
                              EUGENE EIDENBERG

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                              _________________________________________
                              CHRISTOPHER SHEELINE

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                              _________________________________________
                              RAKESH SOOD

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                              _________________________________________
                              JAMES ZANZE

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              _________________________________________
                              COMDISCO, INC.


                              By:______________________________________
                              Title:___________________________________

                    Address:  6111 North River Road
                              Rosemont, IL  60018


                              UMB BANK, N.A., as Trustee for Brobeck,
                              Phleger & Harrison Retirement Savings Trust
                              F/B/O John A. Denniston


                              By:______________________________________
                              Title:___________________________________

                    Address:  UMB Bank, N.A.
                              P.O. Box 419692
                              Kansas City, MO  64141-6692



                              _________________________________________
                              MICHAEL S. KAGNOFF

                    Address:  8121 Camino Del Sol
                              La Jolla, CA  92307


                              _________________________________________
                              KEVIN J. McQUILLAN

                    Address:  345 Cervantes Road
                              Portola Valley, CA  94028



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              _________________________________________
                              JENNIFER GILL ROBERTS

                    Address:  550 Lytton Avenue, Suite 200
                              Palo Alto, CA  94301



                              _________________________________________
                              STEVE BIRD

                    Address:  c/o Comdisco, Inc.
                              6111 North River Road
                              Rosemont, IL  60018



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              KPCB VII FOUNDERS FUND


                              By:______________________________________
                              Title:___________________________________

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              TRW, INC.


                              By:______________________________________
                              Title:___________________________________

                    Address:  1 Federal System Park Dr., FP2-3287
                              Fairfax, VA  22033-4411
                              Attn:  Roland Robertson



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                                   ______________________________
                                   DAVID H. RING

                    Address:       4140 23rd Street
                                   San Francisco, CA 94114



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                                   EXHIBIT C

                           DIRECTED SHARE AGREEMENT
                           ------------------------

                         CORSAIR COMMUNICATIONS, INC.

                           DIRECTED SHARE AGREEMENT


     THIS DIRECTED SHARE AGREEMENT ("Agreement") is made as of the 30th day of October, 1996 by and among Corsair Communications, Inc., a Delaware corporation (the "Company"), and each of the Investors listed on Exhibit A hereto (each
                                                     ---------
individually, an "Investor" and collectively, the "Investors").

     WHEREAS, the Company desires to sell and issue to the Investors and the Investors desire to purchase from the Company, shares of the Company's Series C Preferred Stock pursuant to a certain Series C Preferred Stock Purchase Agreement dated of even date herewith (the "Series C Agreement").

     WHEREAS, the Company wishes to provide a further inducement to the Investors to purchase shares of the Company's Series C Preferred Stock pursuant to the terms of the Series C Agreement.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

I.   RIGHT TO ACQUIRE DIRECTED SHARES.
     --------------------------------

     (a) In a timely manner, upon selecting a managing underwriter or a group of managing underwriters (collectively, the "Underwriters") to conduct an initial public offering ("IPO") of the Company's Common Stock, the Company shall request that the Underwriters designate a number of shares equal to $2,500,000 divided by the price to the public of the Company's Common Stock sold in the IPO for sale to the Investors (the "Company Request"). Any shares designated by the Underwriters for sale to the Investors in response to this request shall be referred to herein as the "Directed Shares."

     (b) The Company Request shall propose that, to the extent the Underwriters designate any Directed Shares, the Underwriters deliver a notice ("Notice") to each Investor, stating the proposed number of shares to be offered in the IPO and the proposed range within which it is anticipated the shares of Common Stock sold in the Company's IPO will be priced, and notifying each Investor of their ability to purchase up to that portion of the Directed Shares which equals the proportion that the number of shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock held by such Investor bears to the total number of shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock of the Company.

     (c) The Company Request shall further propose that the Underwriters deliver a notice (the "Second Notice") to each Investor which elects to purchase all of the Directed Shares made available to it pursuant to the Notice ("Fully-Exercising Investor") of any other Investor's failure to do likewise, and provide each Fully-Exercising Investor with the opportunity to obtain all or any portion of the Directed Shares not subscribed for by the Investors pursuant to the Notice (the "Unsubscribed Shares"). If (i) the total number of additional shares that the Fully-Exercising Investors elect to purchase pursuant to the Second Notice is more than the total number of Unsubscribed Shares and (ii) each Fully-Exercising Investor has elected to purchase a portion of the Unsubscribed Shares that is equal to or greater than the proportion that the number of shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock then held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock then held by all Fully-Exercising Investors who wish to purchase some of the Unsubscribed Shares (the "Pro Rata Portion"), then each Fully-Exercising Investor shall be limited to its Pro Rata Portion. If (i) the total number of additional shares that the Fully-Exercising Investors elect to purchase pursuant to the Second Notice is more than the total number of Unsubscribed Shares and (ii) one or more Fully-Exercising Investors has elected to purchase a portion of the Unsubscribed Shares that is less than its Pro Rata Portion, then the difference shall be allocated among the other Fully-Exercising Investors pursuant to mutual agreement among them and the Underwriters.

II.  LIMITATION OF RIGHT.  Notwithstanding anything else set forth in this
     -------------------
Agreement, to the extent that the Underwriters advise the Company that inclusion of the full amount of Directed Shares would require the Underwriters to exclude shares of Common Stock ("Excluded Shares") designated by the Underwriters for sale in the IPO to persons and entities (other than the Investors) designated by the Company as part of the IPO (which total number of shares, including any Excluded Shares, shall in no event exceed five percent (5%) of the total number of shares of Common Stock sold in the IPO), then the Investors agree that the number of Directed Shares shall be reduced in a manner determined by the Underwriters.

III. MISCELLANEOUS PROVISIONS.
     ------------------------

     3.1  Notice.  Unless otherwise provided, any notice required or permitted
          ------
under this Agreement shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     3.2  Severability.  In the event one or more of the provisions of this
          ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

     3.3  Waiver or Modification.  Any amendment or modification of this
          ----------------------
Agreement shall be effective only if evidenced by a written instrument executed by (i) Investors holding not less than a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock, then held by all Investors and (ii) the Company.

     3.4  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California as applied in contracts among California residents entered into and performed entirely within California.

     3.5  Attorneys' Fees.  In the event of any dispute involving the terms
          ---------------
hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

     3.6  Further Assurances.  Each party agrees to act in accordance herewith
          ------------------
and not to take any action which is designed to avoid the intention hereof.

     3.7  Successors and Assigns.  This Agreement and the rights and obligations
          ----------------------
of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.

                              CORSAIR COMMUNICATIONS, INC., a
                              Delaware corporation


                              By: ________________________________
                                  Mary Ann Byrnes, President

                    Address:  3408 Hillview Avenue
                              Palo Alto, CA  94304


                              INVESTORS:

                              UST PRIVATE EQUITY INVESTORS
                              FUND, INC.


                              By: ________________________________
                              Title: _____________________________

                    Address:  114 West 47th Street
                              New York, NY  10036-1532


                              TECHNOLOGY CROSSOVER VENTURES,
                              L.P.


                              By: ________________________________
                              Title: _____________________________

                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301
                              Attn:  Richard Kimball

                              101 Eisenhower Parkway
                              Roseland, NJ  07068
                              Attn:  Robert Bensky



                 [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              TECHNOLOGY CROSSOVER VENTURES,
                              C.V.


                              By: ________________________________
                              Title: _____________________________

                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301
                              Attn:  Richard Kimball

                              101 Eisenhower Parkway
                              Roseland, NJ  07068
                              Attn:  Robert Bensky


                              ORCHID AND CO., Nominee for
                              T. Rowe Price Threshold Fund III, L.P.

                              By:   T. ROWE PRICE THRESHOLD
                                    FUND ASSOCIATES, INC.,
                                    General Partner


                                    By: __________________________
                                    Title: _______________________

                    Address:  100 East Pratt Street
                              Baltimore, MD  21202


                              INTEGRAL CAPITAL PARTNERS II, L.P.

                              By:   Integral Capital Management II, L.P.
                              Its:  General Partner


                                    By: __________________________
                                             General Partner

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA 94025


                 [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              INTEGRAL CAPITAL PARTNERS
                              INTERNATIONAL II, C.V.

                              By:   Integral Capital Management II, L.P.
                              Its:  Investment General Partner

                                    By: __________________________
                                             General Partner

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                              COLUMBIA CAPITAL INVESTMENTS, LLC


                              By: ________________________________
                              Title: _____________________________

                    Address:  201 N. Union Street, Suite 300
                              Alexandria, VA  22314


                              SPINNAKER FUND


                              By: ________________________________
                              Title: _____________________________

                    Address:  22 Gatehouse Road
                              P. O. Box 110236
                              Stamford, CT  06911-0236


                              KLEINER PERKINS CAUFIELD & BYERS
                              VII, L.P.


                              By: ________________________________
                              Title: _____________________________

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                 [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              KPCB INFORMATION SCIENCES
                              ZAIBATSU FUND II, L.P.


                              By: ________________________________
                              Title: _____________________________

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025


                              ACCEL IV L.P.

                              By:   Accel IV Associates, L.P.
                              Its:  General Partner


                                    By: __________________________
                                             General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              ACCEL INVESTORS '95 L.P.


                              By: ________________________________
                                        General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui



                 [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              ACCEL KEIRETSU L.P.

                              By:   Accel Partners & Co. Inc.
                              Its:  General Partner


                                    By: __________________________
                                    Title: _______________________

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              ELLMORE C. PATTERSON PARTNERS


                              By: ________________________________
                                        General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui


                              NORWEST EQUITY PARTNERS V, a
                              Minnesota Limited Liability Partnership

                              By:   Itasca Partners V, L.L.P.
                              Its:  General Partner


                                    By: __________________________
                                    Title: _______________________

                    Address:  245 Lytton Avenue, Suite 250
                              Palo Alto, CA  94301-1426



                 [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              SEVIN ROSEN FUND IV L.P.

                              By:   SRB Associates IV L.P.
                              Its:  General Partner

                                    By:___________________________
                                         General Partner

                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, TX  75240


                              ANDBACH VENTURES VI, L.P.

                              By:_________________________________
                              Title:______________________________

                    Address:  803 N. Church Street
                              Rockford, IL  61103


                              SOUNDVIEW PARTNERS
                              ------------------


                              By:_________________________________
                              Title:______________________________

                    Address:  Two Embarcadero Center, Suite 1655
                              San Francisco, CA  94111


                              NEEDHAM CAPITAL SBIC, L.P.

                              By:   Needham Capital Management Partners, L.P.
                              Its:________________________________

                                    By:___________________________
                                    Title:________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                  [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              NEEDHAM CAPITAL PARTNERS, L.P.


                              By:_________________________________
                              Title:______________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                              NEEDHAM EMERGING GROWTH PARTNERS


                              By:_________________________________
                              Title:______________________________

                    Address:  445 Park Avenue, Third Floor
                              New York, NY  10022


                              HAMBRECHT & QUIST CALIFORNIA, a California corporation


                              By:_________________________________
                              Title:______________________________

                    Address:  One Bush Street
                              San Francisco, CA  94144



                              ____________________________________
                              EUGENE EIDENBERG

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                  [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              ____________________________________
                              CHRISTOPHER SHEELINE

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                              ____________________________________
                              RAKESH SOOD

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144



                              ____________________________________
                              JAMES ZANZE

                    Address:  c/o Hambrecht & Quist California
                              One Bush Street
                              San Francisco, CA  94144


                              COMDISCO, INC.


                              By:________________________________
                              Title:_____________________________

                    Address:  6111 North River Road
                              Rosemont, IL  60018



                  [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              DAVID H. RING CHARITABLE
                              REMAINDER UNITRUST UTA
                              Dated 5/20/96


                              By:________________________________
                                   David H. Ring, Trustee

                    Address:  4140 23rd Street
                              San Francisco, CA  94114


                              TRAILHEAD VENTURES, L.P.


                              By:_________________________________
                              Title:______________________________

                    Address:  5949 Sherry Lane, Suite 1450
                              Dallas, TX  75225


                              UMB BANK, N.A., as Trustee for Brobeck, Phleger & Harrison Retirement Savings Trust F/B/O John A. Denniston


                              By:_________________________________
                              Title:______________________________

                    Address:  UMB Bank, N.A.
                              P. O. Box 419692
                              Kansas City, MO  64141-6692



                              ____________________________________
                              MICHAEL S. KAGNOFF

                    Address:  8121 Camino Del Sol
                              La Jolla, CA  92307



                  [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                              ____________________________________
                              KEVIN J. McQUILLAN

                    Address:  345 Cervantes Road
                              Portola Valley, CA  94028



                              ____________________________________
                              JENNIFER GILL ROBERTS

                    Address:  550 Lytton Avenue, Suite 200
                              Palo Alto, CA  94301



                              ____________________________________
                              STEVE BIRD

                    Address:  c/o Comdisco, Inc.
                              6111 North River Road
                              Rosemont, IL  60018



                  [SIGNATURE PAGE TO DIRECTED SHARE AGREEMENT]

                                   EXHIBIT A
                                   INVESTORS
                                   ---------

Kleiner Perkins Caufield & Byers VII, L.P.
KPCB Information Sciences Zaibatsu Fund II, L.P.
Sevin-Rosen Fund IV L.P.
UST Private Equity Investors Fund, Inc.
Orchid and Co., Nominee for T. Rowe Price Threshold Fund III, L.P.
Spinnaker Fund
Andbach Ventures VI, L.P.
Trailhead Ventures, L.P.
Hambrecht & Quist California
Eugene Eidenberg
Christopher Sheeline
Rakesh Sood
James Zanze
SoundView Partners
Columbia Capital Investments, LLC
Norwest Equity Partners V
Accel IV L.P.
Accel Investors '95 L.P.
Accel Keiretsu L.P.
Ellmore C. Patterson Partners
Needham Capital SBIC, L.P.
Needham Capital Partners, L.P.
Needham Emerging Growth Partners
Technology Crossover Ventures, L.P.
Technology Crossover Ventures, C.V.
Integral Capital Partners II, L.P.
Integral Capital Partners International II, C.V.
David H. Ring Charitable Remainder Unitrust UTA Dated 5/20/96
Comdisco, Inc.
UMB Bank, N.A., as Trustee
Michael S. Kagnoff
Kevin J. McQuillan
Jennifer Gill Roberts
Steve Bird

                                   EXHIBIT D

                     MANAGEMENT INFORMATION RIGHTS LETTERS
                     -------------------------------------

                          CORSAIR COMMUNICATIONS, INC.
                              3408 HILLVIEW AVENUE
                              PALO ALTO, CA 94304


                                October 30, 1996



Mr. Richard Kimball
Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA  94301

Mr. Robert Bensky
Technology Crossover Ventures
101 Eisenhower Parkway
Roseland, NJ  07068

Ladies and Gentlemen:

          Reference is made to the Series C Preferred Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, among Corsair Communications, Inc. (the "Company") and the investors named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

          Pursuant to the Purchase Agreement, Technology Crossover Ventures, L.P. and Technology Crossover Ventures, C.V. (collectively "Technology Crossover") are purchasing 336,952 shares and 26,684 shares, respectively, of the Company's Series C Preferred Stock (collectively the "Technology Crossover Shares"). In order to induce Technology Crossover to purchase the Technology Crossover Shares, the Company hereby represents, warrants and agrees that:

          (a) Board Advisor.  The Company shall invite a representative of
              -------------
Technology Crossover (the "Representative") to attend all meetings of its Board of Directors in a nonvoting advisor capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

          (b) Inspection Rights.  Technology Crossover on its own behalf and in
              -----------------
its separate capacity as an Investor under the Purchase Agreement and as an Investor

Technology Crossover Ventures                                   October 30, 1996
                                                                          Page 2


under the Investors' Rights Agreement, will be entitled to the rights to certain non-public financial information, inspection rights and other rights as provided under the relevant provisions of such agreements. The Representative may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations; provided, however,
                                                            --------  -------
that the Company may afford access to highly confidential proprietary information and facilities subject to appropriate confidentiality conditions, as determined in the reasonable judgment of the Company and consistent with conditions or restrictions required of other stockholders in like circumstances.

          The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of: (i) such time as Technology Crossover shall own less than 500,000 shares of Preferred Stock of the Company (or shares of Common Stock issued upon conversion of Preferred Stock) as adjusted from time to time for stock splits, stock dividends and the like; (ii) the closing of a public offering of shares of the Company's capital stock pursuant to a registration statement filed by the Company under the Securities Act of 1933 which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145); or (iii) such time as the Company becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Technology Crossover Ventures                                   October 30, 1996
                                                                          Page 3




     Please evidence your agreement to the foregoing by executing this letter in the place provided below. This letter may be executed in more than one counterpart, each of which shall be deemed an original and all of which shall constitute a single instrument.


                              Very truly yours,

                              CORSAIR COMMUNICATIONS, INC.


                              By: ____________________________________
                                  Mary Ann Byrnes, President


AGREED AND ACCEPTED:

TECHNOLOGY CROSSOVER VENTURES, L.P.


By:_________________________________
Title:______________________________


AGREED AND ACCEPTED:

TECHNOLOGY CROSSOVER VENTURES, C.V.


By:_________________________________
Title:______________________________

                             SCHEDULE OF EXCEPTIONS
                             ----------------------


     The following matters are exceptions to the representations and warranties of Corsair Communications, Inc., a Delaware corporation (the "Company") as set forth in Section 2 of the Series C Preferred Stock Purchase Agreement (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Where the terms of a contract or other disclosure item have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such contract or other item. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.